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                                                                    EXHIBIT 10.1

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                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                             VISKASE COMPANIES, INC.

                                  AS BORROWER,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

                                    AS LENDER

                            DATED AS OF JUNE 29, 2004

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                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

            THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of June 29, 2004, by and between WELLS FARGO FOOTHILL, INC., a California corporation ("Lender") and VISKASE COMPANIES, INC., a Delaware corporation ("Borrower").

            The parties hereto hereby agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

      1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "Account" means an account (as that term is defined in the Code).

            "Account Debtor" means any Person who is obligated on an Account, chattel paper, or a General Intangible.

            "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

            "Additional Documents" has the meaning set forth in Section 4.4(c).

            "Advances" has the meaning set forth in Section 2.1(a).

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock of such Person having the right to vote for the election of members of the Board of Directors or such Person, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.13 hereof, any Person who has Beneficial Ownership of 10% or more of the Stock of such Person having the right to vote for the election of members of the Board of Directors of such Person shall be deemed to be control.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 3.00% times

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the Maximum Revolver Amount, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 2.00% times the Maximum Revolver Amount, and (c) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 1.00% times the Maximum Revolver Amount; provided, however, the Applicable Prepayment Premium will be waived in full if the prepayment in full and early termination of this Agreement in accordance with the terms hereof is the result of a refinancing provided solely by Wells Fargo; provided, further, the Applicable Prepayment Premium will be reduced by fifty percent (50%) if such prepayment in full and early termination of this Agreement is the result of a private placement of Borrower's subordinated debt or equity, a public offering of Borrower's equity, or the sale of substantially all of the assets or stock of Borrower.

            "Assignee" has the meaning set forth in Section 14.1(a).

            "Authorized Person" means any officer or employee of Borrower.

            "Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all Revolver Usage, the Rent Reserve and all reserves then applicable hereunder instituted in accordance with Section 2.1(b)).

            "Bank Product" means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

            "Bank Product Agreements" means those agreements entered into from time to time by Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

            "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower or its Subsidiaries are obligated to reimburse to Lender as a result of Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or its Subsidiaries.

            "Bank Product Provider" means Wells Fargo or any of its Affiliates.

            "Bank Product Reserve" means, as of any date of determination, the amount of reserves that Lender has established (based upon the Bank Product Providers' reasonable

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determination of the credit exposure of Borrower and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding.

            "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

            "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

            "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

            "Base Rate Loan" means the portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

            "Beneficial Ownership" has the meaning assigned to such term in Rule 132-3 and Rule 13-d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

            "Books" means all of Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Borrower's and its

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Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

            "Borrower" has the meaning set forth in the preamble to this Agreement.

            "Borrower Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) all of its Accounts,

            (b) all of its Books,

            (c) all of its commercial tort claims described on Schedule 5.7(d),

            (d) all of its Deposit Accounts,

            (e) all of its Equipment,

            (f) all of its General Intangibles,

            (g) all of its Inventory,

            (h) all of its Investment Property (including all of its securities and Securities Accounts),

            (i) all of its Negotiable Collateral,

            (j) all of its Supporting Obligations,

            (k) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender, and

            (l) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Borrower Permitted Liens" shall mean Liens permitted under clauses
(a)-(c), (f), (g), (i) and (j) of the definition of Permitted Liens.

            "Borrowing" means a borrowing hereunder consisting of Advances.

            "Borrowing Base" means (1) so long as less than 30% of the Maximum Revolver Amount is funded, the result of:

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            (a) 85% of the amount of Eligible Domestic Accounts, less the amount, if any, of the Dilution Reserve, plus

            (b) the lesser of

                  (i) 75% of the amount of Eligible Export Accounts, less the amount, if any, of the Dilution Reserve, and

                  (ii) $3,750,000, plus

            (c) the lowest of

                  (i) $12,500,000,

                  (ii) 65% of the value of Eligible Inventory, and

                  (iii) 85% times the Net Liquidation Percentage times the book value of Borrower's Inventory, minus

            (d) the sum of (i) the Bank Product Reserve, (ii) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b) and (iii) the Rent Reserve.

            and (2) so long as 30% or more of the Maximum Revolver Amount is funded, the result of:

            (a) the lesser of

                  (i) 85% of the amount of Eligible Domestic Accounts, less the amount, if any, of the Dilution Reserve, and

                  (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 90 day period, plus

            (b) the lowest of

                  (i) 75% of the amount of Eligible Export Accounts, less the amount, if any, of the Dilution Reserve,

                  (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 90 day period, and

                  (iii) $3,750,000, plus

            (c) the lowest of

                  (i) $12,500,000,

                  (ii) 65% of the value of Eligible Inventory, and

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                  (iii) 85% times the Net Liquidation Percentage times the book value of Borrower's Inventory, minus

            (d) the sum of (i) the Bank Product Reserve, (ii) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b) and (iii) the Rent Reserve.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of Illinois, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

            "Canadian Dollars" means Canadian dollars.

            "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, other than reinvestment of asset sale proceeds permitted pursuant to Section 2.4(d) and capital expenditures made solely with the proceeds of insurance or condemnation awards, to the extent permitted under Section 6.8 and capital expenditures that constitute Permitted Acquisitions.

            "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investor Service, Inc. ("Moody's"), (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, (f) money market

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funds offered by any bank that satisfies the criteria described in clause (d)
above, (g) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

            "Cash Management Account" has the meaning set forth in Section
2.7(a).

            "Cash Management Agreements" means those certain cash management agreements, in form and substance reasonably satisfactory to Lender, each of which is among Borrower or one of its Subsidiaries, Lender, and one of the Cash Management Banks.

            "Cash Management Bank" has the meaning set forth in Section 2.7(a).

            "Change of Control" means the occurrence of one or more of the following events:

            (1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than a transaction in which the transferee is controlled by one or more Permitted Holders;

            (2) any Person or Group, other than Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly whether by merger or consolidation, of a majority of the total outstanding Stock of the Company as measured by voting power; provided that there shall be no Change of Control pursuant to this clause (2) if the Permitted Holders continue to have the right or ability by voting power; contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,

            (3) the adoption of a plan for the liquidation or dissolution of the Company; or

            (4) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; provided that there shall be no Change of Control pursuant to this clause (4) if since the Closing Date the Permitted Holders continue to own, directly or indirectly, (a) at least 90% of the Stock of the Company held by the Permitted Holders as of the Closing Date, (b) more Stock than any other Person or Group (other than a Group consisting solely of Merrill Lynch and Co., Inc., Northeast Investors Trust and their respective Affiliates), (c) more Stock than Merrill Lynch & Co., Inc. and its Affiliates and (d) more Stock than Northeast Investors Trust and its Affiliates.

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            "Closing Date" means the date of the making of the initial Advance
(or other extension of credit) hereunder or the date on which Lender sends Borrower a written notice that each of the conditions precedent set forth in
Section 3.1 either have been satisfied or have been waived.

            "Closing Date Business Plan" means the set of Projections of Borrower for the 3 calendar year period commencing with 2004 (on a year by year basis, and for 2004, on a quarter by quarter basis.

            "Code" means the Illinois Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

            "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower in or upon which a Lien is granted under any of the Loan Documents. Notwithstanding the foregoing, the term Collateral shall in no event include (a) more than sixty-five percent (65%) of the issued and outstanding Stock of any first-tier Foreign Subsidiary of Borrower, (b) any rights under any Account, contract, license or other agreement or any General Intangible, in each case, to the extent that the grant of a security interest under any Loan Document (i) would invalidate the underlying rights of Borrower in such General Intangible, (ii) is prohibited by such Account, contract, license, agreement, intellectual property or General Intangible without the consent of any other party thereto, (iii) would give any other party to such Account, contract, license, agreement or General Intangible the right to terminate its obligations thereunder, or (iv) is not permitted without consent, unless in each case, all necessary consents to such grant of a security interest have been obtained from the other parties thereto; provided, however, that nothing herein shall be intended to limit the affect of 9-406 of the Code or otherwise limit or restrict the conveyance by the Borrower of any rights under any such Account, contracts, licenses, agreements or General Intangibles to the extent which would not be violative of the restrictive terms thereof or (c) Equipment subject to a Lien permitted under Sections 7.1(b), (c) and (d) of this Agreement, in each case, with respect to which Borrower is prohibited from granting a security interest under the terms of the Indebtedness incurred to finance the purchase of such Equipment.

            "Collateral Agent" means LaSalle Bank National Association, in its capacity as the collateral agent pursuant to the Collateral Agreements.

            "Collateral Agreements" means each security agreement, mortgage, leasehold mortgage, pledge agreement and any other document or agreement providing for a Lien in favor of the Collateral Agent in connection with the Notes and the Indenture, as any of the

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same may be amended or modified in accordance with their respective terms, and the Intercreditor Agreement and this Agreement.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower's or its Subsidiaries' Books, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Lender.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "Commercial Tort Claim Assignment" has the meaning set forth in
Section 4.4(b).

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Lender.

            "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by Borrower, Lender, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

            "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Deposit Account" means any deposit account (as that term is defined in the Code).

            "Designated Account" means the Deposit Account of Borrower identified on Schedule D-1, as such schedule may be amended or modified from time to time by Borrower and as consented to by Lender pursuant to the execution of a Control Agreement by the Lender, the applicable securities intermediary or bank and the Borrower.

            "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1, as such schedule may be amended or modified from time to time by Borrower and as consented to by Lender pursuant to the execution of a Control Agreement by the Lender, the applicable securities intermediary or bank and the Borrower.

            "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 360 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or

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other dilutive items with respect to Borrower's Accounts during such period, by
(b) Borrower's billings with respect to Accounts during such period.

            "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

            "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is reasonably satisfactory to Lender.

            "Dollars" or "$" means United States dollars.

            "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, and depreciation and amortization and non-cash and non-recurring charges for such period, in each case, as determined in accordance with GAAP.

            "Eligible Accounts" means collectively, Eligible Domestic Accounts and Eligible Export Accounts.

            "Eligible Domestic Accounts" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date; provided, further, that prior to revising any such criteria, the Lender shall notify the Borrower and promptly enter into good faith discussions with the Borrower for such period of time as the Lender deems appropriate in its Permitted Discretion. In determining the amount to be included, Eligible Domestic Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Domestic Accounts shall not include the following:

            (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

            (c) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or an employee or agent of Borrower or any Affiliate of Borrower,

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            (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

            (e) Accounts that are not payable in Dollars or Canadian Dollars,

            (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or
(ii) is not organized under the laws of the United States or Canada or any state or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Lender,

            (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States,

            (h) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute; provided, that only such portion of such Account subject to any such claim, right of setoff or dispute shall be deemed ineligible pursuant to this clause (h),

            (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% (except in the case of Kraft Foods, 20% and Smithfield Foods, 20%) (such percentage, as applied to a particular Account Debtor, being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Domestic Accounts that are excluded because they exceed the foregoing percentage shall be determined by Lender based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

            (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

            (k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Lender to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

            (l) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

            (m) Accounts that are not subject to a valid and perfected first priority Lender's Lien (other than Borrower Permitted Liens),

            (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

            (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

            "Eligible Export Accounts" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date; provided, further, that prior to revising any such criteria, the Lender shall notify the Borrower and promptly enter into good faith discussions with the Borrower for such period of time as the Lender deems appropriate in its Permitted Discretion. In determining the amount to be included, Eligible Export Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Export Accounts shall not include the following:

            (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date,

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

            (c) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or an employee or agent of Borrower or any Affiliate of Borrower,

            (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

            (e) Accounts that are not payable in Dollars or Canadian Dollars,

            (f) Accounts with respect to which the Account Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Lender,

            (g) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute; provided, that only such portion of such Account subject to any such claim, right of setoff or dispute shall be deemed ineligible pursuant to this clause (g),

            (h) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 5% (except in the case of Kyokuto Boeki Kaisha, 10% and McCormick Pace, 10%) such percentage, as applied to a particular Account Debtor, being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Export Accounts that are excluded because they exceed the foregoing percentage shall be determined by Lender based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

            (i) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

            (j) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

            (k) Accounts that are not subject to a valid and perfected first priority Lender's Lien (other than Borrower Permitted Liens),

            (l) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

            (m) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

            "Eligible Inventory" means Inventory (a) consisting of first quality finished goods held for sale in the ordinary course of Borrower's business, (b) semi-finished goods or (c) raw materials, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit or appraisal performed by Lender from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

            (a) Borrower does not have good, valid, and marketable title thereto,

            (b) it is not (i) located at one of the locations in the continental United States or Canada set forth on Schedule E-1 (which Schedule may be amended from time to time by Borrower as consented to by Lender pursuant to the execution and delivery of a Collateral Access Agreement or the imposition of a Rent Reserve with respect to such property) or (ii) in-transit from one such location to another location permitted in clause (i) above; provided, however that in no event shall, at any time, more than $750,000 of such in-transit Inventory constitute any portion of Eligible Inventory for purposes of the Borrowing Base,

            (c) it is not subject to a valid and perfected first priority Lender's Lien (other than Borrower Permitted Liens),

            (d) it consists of goods returned or rejected by Borrower's customers (unless such goods have been re-worked by Borrower as determined by Lender in its Permitted Discretion), or

            (e) it consists of goods that are obsolete or slow moving as determined by Lender in its Permitted Discretion or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

            "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Lender.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or its U.S. Subsidiaries, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or its U.S. Subsidiaries.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its U.S. Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 USC
Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 USC Section 6901 et seq.; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; the Toxic Substances Control Act, 15 USC Section 2601 et seq.; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC
Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC
Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC Section 414(o).

            "Event of Default" has the meaning set forth in Section 8.

            "Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower and its Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Borrower and its Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Existing Lender" means Arnos Corp.

            "Extraordinary Receipts" means any Collections received by the Borrower or any of its U.S. Subsidiaries not in the ordinary course of business, including, (a) proceeds of insurance and (b) condemnation awards (and payments in lieu thereof), less, with respect to (a) and (b) above, the aggregate amount actually paid by Borrower or its U.S. Subsidiaries, as applicable, in respect of maintaining and preserving the properties subject to such insurance or casualty, preceding the receipt of such Collections.

            "Filing Authorization Letter" means a letter duly executed by Borrower authorizing Lender to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the security interests to be created by the Loan Documents.

            "Fixed Charges" means with respect to the Borrower and its Subsidiaries for any period, the sum, without duplication, of (a) cash Interest Expense, and (b) regularly scheduled principal payments required to be paid during such period in respect of Indebtedness.

            "Fixed Charge Coverage Ratio" means, with respect to Borrower and its Subsidiaries for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period solely with Advances minus all federal, state and local income taxes paid during such period, to (ii) Fixed Charges for such period.

            "Foreign Subsidiaries" means any Subsidiary that is incorporated, organized or formed under any laws other than the laws of the United States, any state thereof or the District of Columbia and is a "controlled foreign company" (as defined in the IRC), including Viskase Europe Limited, Viskase Brasil Embalagens Ltda., and Viskase Canada Inc.

            "Funding Date" means the date on which a Borrowing occurs.

            "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Borrower or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or any of its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

            "Indebtedness" means, with respect to a Person, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases (other than obligations that are not and will not be included in such Person's audited consolidated financial statements prepared in accordance with GAAP due to the immateriality of such obligations as determined in good faith by such Person),
(d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, (g) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are subject to a Permitted Protest), (h) all obligations incurred in connection with a Permitted Acquisition and (i) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (h) above.

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Indenture" means that certain Indenture governing the issuance of the Notes by and among the Borrower, the Trustee and the Collateral Agent, and any successor thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Intercreditor Agreement.

            "Initial Purchaser" means Jefferies & Company, Inc.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Intellectual Property Security Agreement" means an intellectual property security agreement executed and delivered by Borrower and Lender, the form and substance of which is reasonably satisfactory to Lender.

            "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrower and each of its Subsidiaries and Lender, the form and substance of which is reasonably satisfactory to Lender.

            "Intercreditor Agreement" means an intercreditor agreement by and among the Collateral Agent, Lender and the Borrower, in form and substance reasonably satisfactory to Lender, as the same may be amended, supplemented or modified from time to time in accordance with its terms.

            "Interest Expense" means, for any period, the aggregate of the interest expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest

Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

            "Inventory" means inventory (as that term is defined in the Code).

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, relocation and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts or advances to suppliers, in each case, arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means investment property (as that term is defined in the Code).

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "L/C" has the meaning set forth in Section 2.12(a).

            "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.12(a).

            "Lender" has the meaning set forth in the preamble to this Agreement.

            "Lender Expenses" means all (a) reasonable costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Lender, (b) reasonable fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower or its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office or the copyright office), filing, recording, publication, appraisal (including periodic collateral appraisals to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate title policies and endorsements, (c) reasonable costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any of its Subsidiaries, (h) Lender's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "Lender-Related Person" means Lender, together with its Affiliates, officers, directors, employees, attorneys, and agents.

            "Lender's Account" means the account identified in Schedule L-1.

            "Lender's Liens" means the Liens granted by Borrower and its Subsidiaries to Lender under this Agreement or the other Loan Documents.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

            "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

            "LIBOR Notice" means a written notice in the form of Exhibit L-1.

            "LIBOR Option" has the meaning set forth in Section 2.13(a).

            "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

            "LIBOR Rate Margin" means the number of percentage points set forth below:

                                                         LIBOR Rate
          EBITDA                                           Margin
          ------                                           ------
    $21,000,000 or less                                    2.50%
$21,000,001 to $25,000,000                                 2.25%
   $25,000,001 and above                                   2.00%

            For purposes of the foregoing, (x) EBITDA shall be determined as of the end of each fiscal year based upon the most recent audited consolidated financial statements of Borrower for such fiscal year delivered pursuant to
Section 6.3(b) and (y) each change in the LIBOR Rate Margin resulting from a change in EBITDA as determined in accordance with clause (x) above shall be effective during the period commencing on and including the date of delivery to Lender of such audited consolidated financial statements indicating such change in EBITDA and ending on the date immediately preceding the effective date of the next such change in EBITDA as determined in accordance with clause (x) above. The preceding notwithstanding, if Section 7.19(a) hereof is breached at any time, the Borrower acknowledges that the default rate of interest set forth in
Section 2.6(c) shall be applicable.

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, collateral assignment, security deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.10.

            "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Disbursement Letter, the Intellectual Property Security Agreement, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Stock Pledge Agreements, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement, as any of the foregoing may be amended or modified from time to time in accordance with their respective terms.

            "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower's and its Subsidiaries' ability to perform their respective obligations under the Loan Documents to which they are parties or of Lender's ability to enforce the Obligations or realize upon the Collateral, or
(c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

            "Maturity Date" has the meaning set forth in Section 3.4.

            "Maximum Revolver Amount" means $20,000,000.00.

            "Mortgage Policy" has the meaning set forth in Section 3.1(r).

            "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower in favor of Lender, in form and substance reasonably satisfactory to Lender, that encumber the Real Property Collateral, as the same may be amended or modified from time to time in accordance with its terms.

            "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).

            "Net Cash Proceeds" means, with respect to any sale or disposition by any Person or any Subsidiary thereof of property or assets, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (iii) taxes paid, payable or estimated in good faith to be payable to any taxing authorities by such Person or such Subsidiary in connection therewith and are properly attributable to such transaction and (iv) any reserves required by GAAP to be made by such Person or such Person's Subsidiary in connection with such sale or disposition.

            "Net Liquidation Percentage" means the percentage of the book value of Borrower's Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by a qualified appraisal company selected by Lender.

            "Notes" means those certain 11-1/2% Senior Secured Notes due 2011 of Borrower in the principal amount of $90,000,000.

            "Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

            "Overadvance" has the meaning set forth in Section 2.5.

            "Participant" has the meaning set forth in Section 14.1(d).

            "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrower and its Subsidiaries owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower and its Subsidiaries.

            "Permitted Acquisitions" means any acquisition (whether by merger, consolidation, stock purchase, asset purchase or otherwise) by Borrower or any of its Subsidiaries of all or part of the capital stock (or other equity), assets, or business of a Person engaged in substantially the same general line of business as that in which the Borrower is engaged; provided, that, (i) immediately prior to and after giving effect to any such acquisition no Default or Event of Default shall occur and be continuing; (ii) the Borrower provides the Lender with prior written notice (which notice shall not be less than 15 days prior to the closing date of such acquisition) of such acquisition containing the salient terms of such acquisition; (iii) for the 30 day period prior to consummating such acquisition and after giving effect thereto Borrower shall have at least $5,000,000 of Availability; (iv) the Borrower shall, and shall cause its Subsidiaries, to comply with the requirements set forth in
Section 6.15 (to the extent applicable in such acquisition); (v) the Borrower and its Subsidiaries shall comply with the Fixed Charge Coverage Ratio set forth in Section 7.19(c) for the four fiscal quarters immediately following the closing of such acquisition; and (vi) not more than two acquisitions in any fiscal year shall be consummated and the aggregate amount of consideration for all such acquisitions in any fiscal year shall not exceed $5,000,000.

            "Permitted Discretion" means a determination made in the exercise of commercially reasonable (from the perspective of a secured asset-based lender) business judgment in good faith.

            "Permitted Dispositions" means (a) sales or other dispositions of assets that are substantially worn, surplus, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing or abandonment of patents, patent applications, trademarks, trademark applications, copyrights, copyright registrations, trade secrets, computer programs and software and other intellectual property rights in the ordinary course of business, (e) any sale of non-core assets acquired in connection with a Permitted Acquisition or a Permitted Investment, (f) any sale or disposition of assets permitted under Section 2.4(c), (g) sales or other dispositions of assets having a fair market value not to exceed $1,500,000 in the aggregate in any fiscal year of the Borrower, subject in such case to
Section 2.4(c) and (d), (h) any transfer of assets by any Foreign Subsidiary to another Foreign Subsidiary, (i) any transfer of assets by any Subsidiary to Borrower, (j) any transfer of assets by Borrower to any U.S. Subsidiary so long as such U.S. Subsidiary becomes a party to this Agreement pursuant to Section
6.15 hereof and (k) any transfer of assets by Borrower or any U.S. Subsidiary to any Foreign Subsidiary to the extent constituting (and subject to the limitations and restrictions) a Permitted Investment under clause (i) thereof.

            "Permitted Holders" means Carl C. Icahn and his Affiliates.

            "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries, (e) Investments by any Foreign Subsidiary in any other Foreign Subsidiary, (f) Investments by any U.S. Subsidiary in Borrower, (g) Investments by any Foreign Subsidiary in the Borrower to the extent permitted under Section 7.1, (h) Investments by Borrower in any U.S. Subsidiary so long as such U.S. Subsidiary becomes a party to this Agreement pursuant to Section 6.15 hereof, (i) Investments by Borrower or any U.S. Subsidiary in any Foreign Subsidiary so long as (1) such Investment is made in substantially the same general line of business as that in which the Borrower is engaged, (2) immediately prior to and after giving effect to any such Investment no Default or Event of Default shall occur and be continuing, (3) the Borrower provides the Lender with prior written notice (which notice shall not be less than 15 days prior to the closing date of such Investment) of such Investment containing the salient terms of such Investment, (4) for the 30 day period prior to consummating such Investment and after giving effect thereto Borrower shall have at least $5,000,000 of Availability, (5) the Borrower and its Subsidiaries shall comply with the Fixed Charge Coverage Ratio set forth in
Section 7.19(c) for the four fiscal quarters immediately following the closing of such

Investment and (6) the aggregate amount of consideration for all such Investments in any 12 month period shall not exceed $5,000,000; provided, however, that during one 12 month period during the term of this Agreement, Borrower shall be permitted to make a one time aggregate Investment of $11,000,000 (which amount shall include the $5,000,000 limitation set forth in this clause (6)), (j) Investments by Borrower or any Subsidiary from consideration received in connection with any Permitted Acquisition or Permitted Disposition, subject to Section 2.4(c) and (d) and (k) Investments set forth on
Schedule I-1.

            "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) the first priority Liens in favor of the Collateral Agent in the Borrower's Equipment, fixtures and the Real Property Collateral, and the second priority Liens in favor of the Collateral Agent in the Borrower's Accounts and Inventory, and the Liens in favor of the Collateral Agent on a pari passu basis with Lender in all of the Borrower's other assets and property, including intellectual property, General Intangibles, deposit accounts, chattel paper, documents, instruments, and investment property (including interests in Borrower's Subsidiaries), (d) the interests of lessors under operating leases or landlord liens arising thereunder, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof and Liens arising from Purchase Money Indebtedness acquired pursuant to a Permitted Acquisition but subject to
Section 7.1(i), (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens on amounts deposited to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Borrower or its Subsidiaries, including rights of offset and set-off, (h) Liens securing obligations under Hedge Agreements, (i) Liens on amounts deposited as security for performance or surety and appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, zoning restrictions and other charges or encumbrances that do not materially interfere with or impair the use or operation thereof, (l) Liens securing Indebtedness acquired by the Borrower or its Subsidiaries; provided, that such Liens (i) were not granted in connection with, or in anticipation of, the incurrence of such Indebtedness by Borrower or its Subsidiaries, (ii) do not cover property or assets of Borrower and its Subsidiaries other than property or assets which secured such Indebtedness prior to the time such Indebtedness became acquired Indebtedness and (iii) are no more favorable than the Liens in such property or assets in favor of Lender and Collateral Agent permitted by this Agreement, (m) Liens securing Indebtedness of Foreign Subsidiaries to the extent such Indebtedness is permitted under Section 7.1(j), (n) Liens securing Indebtedness to be refinanced permitted to Section 7.1(c); provided that (i) such Lien securing Indebtedness to be refinanced had been a Lien permitted hereunder, (ii) is not less favorable to Lender than the Liens securing the Indebtedness to be refinanced and (iii) does not cover any property or assets of the Borrower or such Subsidiary not securing the

Indebtedness to be refinanced, (o) Liens upon specific items of Inventory or other goods and proceeds of Borrower or its Subsidiaries securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such Inventory or other goods, (p) Liens securing reimbursement obligations of any Foreign Subsidiary with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof, and (q) Liens set forth on Schedule P-1.

            "Permitted Protest" means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

            "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $1,000,000.00 (excluding any such Purchase Money Indebtedness acquired pursuant to a Permitted Acquisition but subject to Section 7.1(i)).

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Projections" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or any of its Subsidiaries and the improvements thereto.

            "Real Property Collateral" means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Borrower or any of its Subsidiaries.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Registration Rights Agreement" means that certain Registration Rights Agreement between the Borrower and the Initial Purchaser in connection with the Notes.

            "Remedial Action" means all actions required under applicable Environmental Laws to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

            "Rent Reserve" means an amount not to exceed three months rent on any applicable real property leased by the Borrower or its Subsidiaries from any Person that is not subject to a Collateral Access Agreement, which amount shall be reduced with respect to any property in which the Borrower shall have delivered to the Lender a Collateral Access Agreement.

            "Required Availability" means that Availability exceeds $10,000,000.00.

            "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

            "Revolver Usage" means, as of any date of determination, the sum of
(a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Securities Account" means a securities account (as that term is defined in the Code).

            "8% Senior Notes" means those certain 8% Senior Subordinated Secured Notes due 2008 of Borrower.

            "Solvent" means, with respect to any Person on a particular date, that such Person is able to pay its debts as they become due.

            "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Stock Pledge Agreements" means those certain stock pledge agreements, in form and substance reasonably satisfactory to Lender, executed and delivered by Borrower to Lender, as the same may be amended or modified from time to time in accordance with its terms.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Supporting Obligation" means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

            "Taxes" has the meaning set forth in Section 16.5.

            "Triggering Event" means the occurrence of one or more of the following events: (a) an Event of Default has occurred, (b) the aggregate principal amount of all outstanding Advances exceeds $5,000,000 and (c) the amount of Availability is less than $5,000,000.

            "Trustee" means LaSalle Bank National Association in its capacity as trustee under the Indenture on behalf of the holders of the Notes.

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrower.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "United States" means the United States of America.

            "Unrestricted Subsidiary" means (a) any Subsidiary of the Borrower that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower or any of its Subsidiaries in the manner provided in Section 7.3 and (b) any Subsidiary of an Unrestricted Subsidiary.

            "U.S. Subsidiaries" means any Subsidiary other than a Foreign Subsidiary including, Viskase Films, Inc. and WSC Corporation, each a Delaware corporation, and wholly-owned by Borrower.

            "Voidable Transfer" has the meaning set forth in Section 16.7.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

      1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

      1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern.

      1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

      1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

      2.1 REVOLVER ADVANCES.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.

            (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, against the Borrowing Base, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay in accordance with the applicable provision of this Agreement or any other Loan Document (subject to all applicable grace periods, if any), and (ii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. Prior to imposing any reserves against the Borrowing Base or changing any eligibility criteria with respect to the Borrowing Base, the Lender shall notify the Borrower and promptly enter into good faith discussions with the Borrower for such period of time as the Lender deems appropriate in its Permitted Discretion. In addition to the foregoing, Lender shall have the right to have the Borrower's Inventory reappraised by a qualified appraisal company selected by Lender from time to time after the Closing Date for the purpose of re-determining the Net Liquidation Percentage of Borrower's Inventory and, as a result, re-determining the Borrowing Base; provided, that unless an Event of Default has occurred, Borrower shall reimburse Lender for no more than one appraisal in any calendar year.

            (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

            (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

      2.2 [INTENTIONALLY OMITTED.]

      2.3 BORROWING PROCEDURES AND SETTLEMENTS.

            (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Lender. Such notice must be received by Lender no later than 10:00 a.m. (California time) on a Business Day specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

            (b) MAKING OF ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction or waiver in writing of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrower on the applicable Funding Date by transferring immediately available federal funds equal to such proceeds to Borrower's Designated Account.

      2.4 PAYMENTS.

            (a) PAYMENTS BY BORROWER.

                        (i) Except as otherwise expressly provided herein, all
            payments by Borrower shall be made to Lender's Account for the account of the Lender and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

            (b) APPORTIONMENT AND APPLICATION.

                        (i) All payments shall be remitted to Lender and all
            such payments, and all proceeds of Collateral received by Lender, shall be applied as follows, subject only to the terms of the Intercreditor Agreement:

                  first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

                  second, to pay any fees then due to Lender under the Loan Documents until paid in full,

                  third, to pay interest due in respect of Advances until paid in full, fourth, so long as no Event of Default has occurred and is continuing, and at Lender's election (which election Lender agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full, fifth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                  sixth, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Lender, to be held by Lender as cash collateral in an amount up to 105% of the Letter of Credit Usage until paid in full, and (iii) to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of Bank Products have been paid in full or the cash collateral amount has been exhausted, seventh, to pay any other Obligations (including the provision of amounts to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Lender in its Permitted Discretion as the amount necessary to secure Borrower's and its Subsidiaries' obligations in respect of Bank Products), and eighth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                        (ii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not apply to any payment made by Borrower to Lender and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                        (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof (other than contingent indemnification obligations), including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                        (iv) In the event of a direct conflict between the
            priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

            (c) MANDATORY PREPAYMENTS.

                        (i) Immediately upon any sale or disposition by Borrower
            or any of its U.S. Subsidiaries of property or assets (other than Permitted Dispositions set forth in clauses (a) through and including (e) and (h) through and including (k)), the Borrower shall prepay the outstanding Advances in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sales or dispositions. Nothing contained in this subclause (i) shall permit Borrower or any of its U.S. Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4.

                        (ii) Upon the receipt by Borrower or any of its U.S.
            Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the outstanding Advances in accordance with clause (d) below in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts. This Section 2.4(c) is subject in all cases to the Intercreditor Agreement.

            (d) APPLICATION OF PAYMENTS.

            Each prepayment pursuant to subclause (c)(i) and, with respect to insurance proceeds and condemnation awards related to a casualty or loss of Collateral, (c)(ii) above shall be applied as follows:

                  (1) If the proceeds are from the sale or disposition of Accounts or Inventory, such proceeds shall be applied to the outstanding Advances.

                  (2) Subject to (3) below, if the proceeds are from the sale or disposition of any other assets or condemnation awards related to a casualty or loss of Collateral, such proceeds shall be applied to the outstanding principal amount of the Advances; provided, that, except during the continuance of an Event of Default, such proceeds shall not be required to be so applied to the extent that such proceeds are used to replace, repair or restore the properties or assets (or to purchase other assets used by the Borrower in its business) in respect of which such proceeds were paid if (i) the amount of proceeds received in respect of such sale, disposition or insurance proceeds or condemnation award is less than $5,000,000, and (ii) Borrower delivers a certificate to Lender within 10 days after such sale or 30 days after the date of such loss, destruction or taking, as the case may be, stating that such proceeds shall be used to replace, repair or restore such properties or assets (or to purchase other assets used by the Borrower in its business) within a period specified in such certificate not to exceed 180 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended). If a Triggering Event has occurred and is continuing, then such proceeds referenced in this clause (2) shall be immediately deposited in a Deposit Account subject to a Control Agreement.

                  (3) If the proceeds are from a sale or disposition of all or substantially all of the assets of any Person, which sale or disposition includes both Accounts and Inventory and other assets, such proceeds shall be applied as follows: (i) an amount equal to the book value of such Accounts or Inventory, or if greater, an amount equal to the Advances supported by such assets determined using the effective advance rate under the Borrowing Base against such Accounts and Inventory, as the case may be, (determined at the time of such sale or disposition), shall be applied to the outstanding amount of the Advances and (ii) the remaining proceeds shall be applied to the outstanding Advances. This Section 2.4(d) is subject in all cases to the Intercreditor Agreement.

      2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to Lender pursuant to Section 2.1 or Section 2.12 is greater than any of the limitations set forth in Section 2.1 or Section 2.12, as applicable (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

      2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

            (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate.

            The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 3%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

            (b) LETTER OF CREDIT FEE. Borrower shall pay Lender a Letter of Credit fee (in addition to all applicable bank issuance charges and the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to the applicable LIBOR Rate Margin less 0.50 basis points per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit and is payable monthly in arrears.

            (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Lender),

                  (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                  (ii) the Letter of Credit fee provided for above shall be
            increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

            (d) PAYMENT. Except as provided to the contrary in Section 2.11 or
Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations are outstanding or at any time that Lender has an obligation to extend credit hereunder. Borrower hereby authorizes Lender to charge all interest and fees (when due and payable), all Lender Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in
Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder. The Lender shall provide the Borrower with invoices, to the extent such invoices exist, with respect to such charges, fees and costs contemplated by this Section 2.6(d).

            (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Advances to the extent of such excess.

      2.7 CASH MANAGEMENT.

            (a) Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of its Collections (including those sent directly by its Account Debtors to Borrower) into a bank account in Borrower's name (a "Cash Management Account") at one of the Cash Management Banks.

            (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrower, in form and substance reasonably acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will, upon written notice by Lender to such Cash Management Bank that a Triggering Event has occurred in which event the remaining provisions set forth in this Section 2.7(b) shall apply until that particular Triggering Event shall have been cured for three consecutive months, comply with any instructions originated by Lender directing the disposition of the funds in such Cash Management Account without further consent by Borrower or its Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it will forward, by daily sweep, all amounts in the applicable Cash Management Account to the Lender's Account. Notwithstanding the foregoing, if at any time during the three consecutive months following the date a Triggering Event is cured there are no outstanding amounts due by Borrower to Lender hereunder, then during such time any funds shall remain in the applicable Cash Management Account.

            (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Lender, and
(ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of written notice from, and after good faith negotiations with, Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's commercially reasonable judgment, or as promptly as practicable and in any event within 60 days of written notice from, and after good faith negotiations with, Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's commercially reasonable judgment.

            (d) The Cash Management Accounts shall be cash collateral accounts subject to Control Agreements, subject to the terms and provisions of this
Section 2.7.

      2.8 CREDITING PAYMENTS. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

      2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances and to issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

      2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which

Borrower will be charged with all Advances made by Lender to Borrower or for Borrower's account, the Letters of Credit issued by Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

      2.11 FEES. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be fully-earned and non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

            (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

            (b) SERVICING FEE. On the first day of each month, commencing with the first day of the month immediately following the Closing Date, through the date on which all of the Obligations are paid in full in accordance with the terms of this Agreement and this Agreement is terminated in accordance with its terms, a servicing fee in an amount equal to $2,500,

            (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, (ii) if implemented, a fee of $850 per day, per applicable individual, plus out of pocket expenses for the establishment of electronic collateral reporting systems, (iii) the daily fee per appraiser charged by such appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral, or any portion thereof, performed by a third party appraiser hired by Lender and reasonably satisfactory to the Borrower, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower or its Subsidiaries, to establish electronic collateral reporting systems, or to appraise the Collateral, or any portion thereof, subject in all cases to Section 6.4 hereof and

            (d) CLOSING FEE. A closing fee equal to one percent (1%) of the Maximum Revolver Amount, which is Two Hundred Thousand Dollars ($200,000) and payable on the Closing Date.

      2.12 LETTERS OF CREDIT.

            (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit,
(iii) the expiration of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

                  (ii) the Letter of Credit Usage would exceed $10,000,000.00,
            or

                  (iii) the Letter of Credit Usage would exceed the Maximum
            Revolver Amount less the outstanding amount of Advances.

            Borrower and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such

L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

            (b) Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable out-of-pocket fees of outside attorneys incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of Lender. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, except to the extent cause by the gross negligence or willful misconduct of the Lender. Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable out-of-pocket fees of outside attorneys), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of Lender. Borrower hereby acknowledges and agrees that Lender shall not be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

            (c) Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

            (d) Any and all reasonable charges and commissions and reasonable out-of-pocket fees,and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Lender for the account of Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective

Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals. The Lender shall provide the Borrower with invoices, to the extent such invoices exist, with respect to such charges, fees and costs contemplated by this Section 2.12(d).

            (e) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

      2.13 LIBOR OPTION.

            (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto (provided, however, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

            (b) LIBOR Election.

                  (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least two (2) Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day.

                  (ii) Each LIBOR Notice shall be irrevocable and binding on
            Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or
            (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth the calculation in reasonable detail of any amount or amounts that Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

                  (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

            (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Borrower's Collections in accordance with
Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

            (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                  (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Borrower written notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrower may, by notice to Lender (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

            (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

      2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

3. CONDITIONS; TERM OF AGREEMENT.

      3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Lender (the making of such initial extension of credit by Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

            (a) the Closing Date shall occur on or before June 29, 2004;

            (b) Lender shall have received a Filing Authorization Letter, duly executed by Borrower, authorizing the filing of appropriate financing statements in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the Lender's Liens in and to the Collateral;

            (c) Lender shall have received each of the following documents, in form and substance reasonably satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                  (i) the Intellectual Property Security Agreement,

                  (ii) the Intercompany Subordination Agreement,

                  (iii) the Intercreditor Agreement,

                  (iv) the Mortgages,

                  (v) the Pay-Off Letter, together with termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries, and termination statements and other documentation evidencing the termination by the applicable trustee on behalf of the holders of the 8% Senior Notes of the Liens in and to the properties and assets of Borrower and its Subsidiaries, and

                  (vi) the Stock Pledge Agreements, together with (i) all
            original certificates representing the shares of Stock pledged thereunder regarding the U.S. Subsidiaries, as well as Stock powers with respect thereto endorsed in blank shall be delivered to the Collateral Agent, and (ii) the original certificates representing the shares of Stock pledged thereunder regarding the first-tier Foreign Subsidiaries of the Borrower (other than Viskase Brasil Embalagens Ltda., which Stock is not certificated), as well as Stock powers with respect thereto endorsed in blank, but with respect to only 65% of the issued and outstanding Stock of each of such first-tier Foreign Subsidiaries shall be delivered to the Collateral Agent.

            (d) Lender shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;

            (e) Lender shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

            (f) Lender shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

            (g) Lender shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed could not reasonably be expected to constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

            (h) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be reasonably satisfactory to Lender;

            (i) Lender shall have received Collateral Access Agreements with respect to the following locations: (i) 3507 West U.S. Highway 24, Remington, Indiana, (ii) 222 East State Highway 198, Osceola, Arkansas and (iii) 150 Colborne Street East, Lindsay, Ontario, Canada, and in the event Lender shall not have received any Collateral Access Agreement, then the Lender shall forthwith establish the Rent Reserve with respect to such leased location in accordance with this Agreement;

            (j) Lender shall have received an opinion of Borrower's counsel in form and substance reasonably satisfactory to Lender;

            (k) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all federal and state income and all other material tax returns required to be filed by Borrower and its Subsidiaries have been timely filed and all federal and state income and all other material taxes upon Borrower and its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

            (l) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

            (m) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower's and its Subsidiaries' books and records and verification of Borrower's representations and warranties to Lender, the results of which shall be reasonably satisfactory to Lender, and (ii) an inspection of each of the locations where Borrower's Inventory is located, the results of which shall be reasonably satisfactory to Lender;

            (n) Lender shall have received completed reference checks with respect to Borrower's senior management, the results of which are reasonably satisfactory to Lender in its sole discretion;

            (o) Lender shall have received an appraisal of the Net Liquidation Percentage applicable to Borrower's Inventory, and if available, a copy of any recent appraisal of the Equipment;

            (p) Lender shall have received Borrower's Closing Date Business Plan and April 30, 2004 internally prepared financial statements, the results of which are reasonably satisfactory to Lender;

            (q) Borrower shall have paid all Lender Expenses incurred in connection with the transactions evidenced by this Agreement and the Lender shall have delivered to the Borrower any invoices, to the extent any exist, with respect to the Lender Expenses;

            (r) Lender shall have received (i) if available, a copy of any appraisal of the Real Property Collateral, (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company reasonably satisfactory to Lender (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts reasonably satisfactory to Lender assuring Lender that the Mortgages on such Real Property Collateral are valid and enforceable second priority mortgage Liens (subject to the first priority mortgage Lien in favor of the Trustee) on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance reasonably satisfactory to Lender, and (iii) if available, the most recent survey with respect to each parcel composing the Real Property Collateral;

            (s) If available, Lender shall have received a copy of a phase-I environmental report with respect to each parcel composing the Real Property Collateral; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be reasonably acceptable to Lender;

            (t) Lender shall have received copies of each of the material agreements of the Borrower, together with a certificate of the Secretary of Borrower certifying each such document as being a true, correct, and complete copy thereof;

            (u) Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby, except any license, approval or action the failure of which to receive could not reasonably be expected to constitute a Material Adverse Change;

            (z) Lender shall have received true, correct and complete copies of the Notes and any and all material instruments, agreements and documents executed or delivered in connection therewith (including, without limitation, the final offering circular, the Registration Rights Agreement, and all Collateral Agreements), which shall be in form and substance reasonably acceptable to Lender;

            (aa) the offering of the Notes and the other transactions contemplated thereby shall have been consummated concurrently herewith and the proceeds thereof shall have been used by Borrower to (i) purchase approximately $55.8 million aggregate principal amount of the 8% Senior Notes, (ii) repay all indebtedness due or owing to the Existing Lender, (iii) effect the early termination of Borrower's capital lease with General Electric Capital Corporation, and (iv) pay the transaction costs, expenses and fees incurred by Borrower in connection therewith;

            (bb) Lender shall have received UCC, tax lien, judgment, fixture, and pending suit searches on the Borrower in all jurisdictions as reasonably required by Lender, the results of which shall be reasonably satisfactory to Lender and Borrower shall have implemented an electronic collateral reporting system reasonably satisfactory to Lender;

            (cc) Lender shall have received final credit approval for the financing contemplated by this Agreement;

            (dd) Lender shall have received any and all documents, certificates and agreements regarding the pension and post retirement benefit plans of Borrower and its Subsidiaries as Lender may reasonably request, and Lender shall have obtained reasonable assurance that the unfunded pension obligations of Borrower and its Subsidiaries will not create or provide a Lien in favor of any other Person with priority over Lender's Liens in the Borrower's Accounts and Inventory and the proceeds thereof; and

            (ee) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Lender.

      3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment or waiver in writing, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default), within 30 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be reasonably satisfactory to Lender and its counsel.

      3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

            (c) with respect solely to the initial Advance, Lender shall have received (i) searches reflecting the filing of all financing statements filed by the Lender against the Borrower, (ii) a pre-funding audit in form satisfactory to the Lender in its Permitted Discretion, which audit shall constitute one of the audits during fiscal year 2004 contemplated by Section 6.4, (iii) the Disbursement Letter, (iv) the Cash Management Agreements (and in no event more than 15 days following the Closing Date), and (v) the Control Agreements (and in no event more than 15 days following the Closing Date),

      3.4 TERM. This Agreement shall continue in full force and effect for a term ending on June 29, 2009 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower or its Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Documents and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

      3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 90 days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4. CREATION OF SECURITY INTEREST.

      4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender, for the benefit of Lender and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

      4.2 NEGOTIABLE COLLATERAL. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Lender determines that perfection or priority of Lender's security interest is dependent on or enhanced by possession, Borrower, promptly upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral with an individual value in excess of $50,000 to the Collateral Agent to be administered in accordance with the terms of the Intercreditor Agreement.

      4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower that Borrower's Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect Borrower's Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any of its Collections that it receives and immediately will deliver such Collections to Lender or a Cash Management Bank in their original form as received by Borrower.

      4.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

            (a) Borrower authorizes Lender to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof.

            (b) If Borrower acquires any commercial tort claims after the date hereof, Borrower shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Lender a written description of such commercial tort claim and shall deliver a written agreement, in form and substance reasonably satisfactory to Lender, pursuant to which Borrower shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim to Lender, as security for the Obligations (a "Commercial Tort Claim Assignment").

            (c) At any time upon the request of Lender, Borrower shall execute and deliver to, or authorize, as applicable, Lender to file, any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance reasonably satisfactory to Lender, to create, perfect, and continue perfected or to better perfect the Lender's Liens in the assets of Borrower (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any owned Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall reasonably require, Borrower shall (i) provide Lender with a report of all new material patents, patent applications, trademarks, trademark applications, copyrights or copyright applications acquired or generated by Borrower during the prior period and (ii) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder; provided, however, that neither Borrower nor any of its Subsidiaries shall register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the Closing Date or thereafter acquired, arising, or developed) unless (A) the Borrower provides Lender with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration, and (B) prior to such registration, the applicable Person executes and delivers to Lender a copyright security agreement in form and substance reasonably satisfactory to Lender, supplemental schedules to any existing copyright security agreement, or such other documentation as Lender reasonably deems necessary in order to perfect and continue perfected Lender's Liens on such copyrights following such registration.

      4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrower's Accounts at any time when an Event of Default has occurred and is continuing, (d) endorse Borrower's name on any of its payment items (including all of its Collections) that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower's Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been paid and performed in full and Lender's obligations to extend credit hereunder are terminated.

      4.6 RIGHT TO INSPECT. To the extent permitted by Section 6.4, Lender (through any of its officers, employees, or agents) shall have the right to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower's and its Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral at such reasonable times and intervals as Lender may designate, and so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice.

      4.7 CONTROL AGREEMENTS. Borrower agrees that it will take all commercially reasonable steps in order for Lender or the Collateral Agent as contemplated by the Intercreditor Agreement to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 7.12) all of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights (other than petty cash, payroll and zero-balance accounts so long as the aggregate amount in such accounts does not exceed $20,000 at any time outstanding). Upon the occurrence and during the continuance of an Event of Default, Lender may notify any bank or securities intermediary subject to a Control Agreement to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5. REPRESENTATIONS AND WARRANTIES.

            In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

      5.1 NO ENCUMBRANCES. Borrower and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property and such personal property assets and Real Property of Borrower is free and clear of Liens except for Permitted Liens.

      5.2 ELIGIBLE ACCOUNTS. As to each Account that is identified by Borrower as an Eligible Account in a borrowing base report submitted to Lender as of the date of such borrowing base report, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrower's business, (b) owed to Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation (subject to the limitation provided in clause (h) in the definition of Eligible Accounts), and (c) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

      5.3 ELIGIBLE INVENTORY. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a borrowing base report submitted to Lender, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) as of the date of such borrowing base report, not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

      5.4 EQUIPMENT. All of the Equipment of Borrower and its Subsidiaries is used or held for use in their business and, except for Equipment that is substantially worn, damaged or obsolete, is fit for such purposes.

      5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory of Borrower is located at the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.9).

      5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

      5.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

            (a) The jurisdiction of organization of Borrower and each of its Subsidiaries is set forth on Schedule 5.7(a).

            (b) The chief executive office of Borrower and each of its Subsidiaries is located at the address indicated on Schedule 5.7 (b) (as such Schedule may be updated pursuant to Section 6.9).

            (c) Borrower's and each of its Subsidiaries' organizational identification numbers, if any, are identified on Schedule 5.7(c).

            (d) As of the Closing Date, Borrower does not hold any commercial tort claims, except as set forth on Schedule 5.7(d).

      5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

            (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of March 31, 2004 and to the best knowledge of Borrower, a description of the number of shares of each such class that are issued, outstanding and held by a Person holding at least ten percent (10%) of all such issued and outstanding capital Stock. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

            (c) Set forth on Schedule 5.8(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such corporate Subsidiary has been validly issued and is fully paid and non-assessable.

            (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

      5.9 DUE AUTHORIZATION; NO CONFLICT.

            (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

            (b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, except where such violation could not reasonably be expected to have a Material Adverse Change, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower, except such conflict or breach which could not reasonably be expected to have a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of the holders of Borrower's Stock or any approval or consent of any Person under any contractual obligation of Borrower, other than (x) consents or approvals that have been obtained and that are still in force and effect and
(y) those consents and approvals the failure to obtain could not reasonably be expected to have a Material Adverse Change.

            (c) Other than the filing of financing statements and the recordation of the Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (x) consents or approvals that have been obtained and that are still in force and effect and (y) those consents and approvals the failure to obtain could not reasonably be expected to have a Material Adverse Change.

            (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens (including the first priority Lien on the Equipment, Real Estate Collateral and fixtures, and second priority Lien on the Accounts and Inventory, of the Borrower in favor of the Collateral Agent).

      5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries.

      5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower and its Subsidiaries that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's and its Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower and its Subsidiaries since the date of the latest financial statements submitted to Lender on or before the Closing Date.

      5.12 FRAUDULENT TRANSFER.

            (a) Each of Borrower and each of its Subsidiaries is Solvent.

            (b) No transfer of property is being made by Borrower or its Subsidiaries and no obligation is being incurred by Borrower or its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or its Subsidiaries.

      5.13 EMPLOYEE BENEFITS. Except as set forth on Schedule 5.13, neither Borrower nor any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

      5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) to Borrower's knowledge, neither Borrower's nor its U.S. Subsidiaries' properties or assets has ever been used by Borrower or its U.S. Subsidiaries in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's or its U.S. Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Borrower nor any of its U.S. Subsidiaries has received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or its U.S. Subsidiaries, and (d) neither Borrower nor its U.S. Subsidiaries has received a written summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or its U.S. Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment in violation of any applicable Environmental Law.

      5.15 BROKERAGE FEES. Neither Borrower nor any of its Subsidiaries has utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower or its Subsidiaries in connection herewith.

      5.16 INTELLECTUAL PROPERTY. To Borrower's knowledge, Borrower and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 5.16 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or one of its Subsidiaries is the owner or is an exclusive licensee.

      5.17 LEASES. Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and all of such leases are valid and subsisting and no material default by Borrower or its Subsidiaries exists under any of them.

      5.18 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on Schedule 5.18 (as such schedule may be amended from time to time by Borrower and, to the extent required by Section 4.7 consented to by Lender as evidenced by the execution and delivery by the Borrower, the applicable securities intermediary or bank and the Lender of a Control Agreement) is a listing of all of Borrower's and its Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

      5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information

(taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrower's good faith estimate of its and its Subsidiaries' future performance for the periods covered thereby.

      5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and describes the principal terms thereof.

      5.20 U.S. SUBSIDIARIES. Other than WSC Corp. and Viskase Films, Inc., the Borrower does not have any United States Subsidiaries. The assets of WSC Corp. and Viskase Films, Inc. in the aggregate do not exceed US$500,000. Neither WSC Corp. nor Viskase Films, Inc. generates any Accounts nor holds or maintains any Inventory for sale or lease. In the event the assets of any U.S. Subsidiary (including, WSC Corp. or Viskase Films, Inc.) exceed US$500,000, then such U.S. Subsidiary shall be a party to this Agreement as contemplated by Section 6.15 hereof.

      5.21 INDENTURE DOCUMENTS. Borrower has furnished Lender with true, correct and complete and, as applicable, fully-executed, copies of the Notes and the Indenture and any and all material instruments, agreements and documents executed or delivered in connection therewith (including, without limitation, the final offering circular, the Registration Rights Agreement, and all Collateral Agreements).

6. AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations (other than contingent indemnification obligations), Borrower shall and shall cause each of its Subsidiaries to do all of the following:

      6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries' sales.

      6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form satisfactory to Lender:

So long as a            (a) sales journal, collection journal, and credit
Triggering Event        register since the last such schedule, a report
shall occur and         regarding credit memoranda that have been issued since
be continuing           the last such report, and a calculation of the Borrowing
and for the 30          Base as of such date,
day period
following the           (b) notice of all claims, offsets, or disputes asserted
cure of a               by Account Debtors with respect to Borrower's Accounts
Triggering Event,       and
weekly
                        (c) Inventory reports specifying the cost and the
                        wholesale market value of Borrower's Inventory, by
                        category, with additional detail showing additions to
                        and deletions therefrom.

Monthly (not            (d) a detailed calculation of the Borrowing Base
later than the          (including detail regarding those Accounts of Borrower
15th day of each        that are not Eligible Accounts),
month with
respect to clauses      (e) a detailed aging, by total, of the Accounts of
(d)-(f) and (h)         Borrower, together with a reconciliation to the detailed
and not later than      calculation of the Borrowing Base previously provided to
the 20th day of         Lender,
each month with
respect to clause       (f) a summary aging, by vendor, of Borrower's accounts
(g))                    payable and any book overdraft,

                        (g) a detailed report regarding Borrower's cash and Cash
                        Equivalents, and

                        (h) a calculation of Dilution for the month most recently ended.

Quarterly               (i)  a detailed list of Borrower's customers, and

                        (j) a report regarding Borrower's accrued, but unpaid, ad valorem taxes,

Upon request by         (k) copies of invoices in connection with Borrower's
Lender                  Accounts, credit memos, remittance advices, deposit
                        slips, shipping and delivery documents in connection
                        with Borrower's Accounts and, for Inventory and
                        Equipment acquired by Borrower, purchase orders and
                        invoices, and

                        (l) such other reports as to the Collateral or the financial condition of Borrower, as Lender may request.

            In addition, Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

      6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender:

            (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Borrower's fiscal quarters) after the end of each month during each of Borrower's fiscal years,

                  (i) solely with respect to the months of January and February, an unaudited balance sheet and income statement of the Borrower covering the Borrower's operations during such period (subject to adjustments deemed applicable and appropriate), solely with respect to the months of April, May, July, August, October and November, an unaudited consolidated balance sheet and income statement covering Borrower's and its Subsidiaries' operations during such period (subject to adjustments deemed applicable and appropriate), and solely with respect to the months of March, June, September and December, an unaudited consolidated balance sheet, income statement and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period (subject to applicable and appropriate adjustments) and

                  (ii) a Compliance Certificate,

            (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                  (i) consolidated and consolidating financial statements of
            Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications (including any (A) "going concern" or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of
            Section 7.19), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                  (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Event of Default under Section 7.19 (to the extent then in effect) and

                  (iii) a Compliance Certificate,

            (c) as soon as available, but in any event within 30 days after the start of each of Borrower's fiscal years, copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith estimate of the financial performance of Borrower during the period covered thereby; provided, however, that if during the 30 day period prior to delivery of the Borrower's Projections 30% or less of the Maximum Revolver Amount has been funded during such 30 day period, then such Borrower's Projections to be delivered under this Section 6.3(c) may contain for such forthcoming fiscal year, quarter by quarter estimates in lieu of month by month estimates certified by the chief financial officer of Borrower as being such officer's good faith estimate of the financial performance of Borrower during the period covered thereby,

            (d) if and when filed by Borrower,

                  (i) Form 10-Q quarterly reports, Form 10-K annual reports, and
            Form 8-K current reports,

                  (ii) any other filings made by Borrower with the SEC,

                  (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other information that is provided by Borrower to its shareholders generally,

            (e) promptly, but in any event within 5 days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

            (f) promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Borrower or any of its Subsidiaries, notice of all actions, suits, or proceedings brought by or against Borrower or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change, and

            (g) upon the request of Lender, any other information reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

            In addition, Borrower agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower also agrees to cooperate with Lender to allow Lender to consult with its independent certified public accountants if Lender reasonably requests the right to do so and that, in such connection, its independent certified public accountants are authorized to communicate with Lender and to release to whatever financial information concerning Borrower or its Subsidiaries that Lender reasonably may request (provided that Borrower is copied on any written correspondence (A) sent by the Lender to the Borrower's independent certified public accountants and (B) received by the Lender from the Borrower's independent certified public accountants and the Borrower is present at any meetings or conference calls).

      6.4 APPRAISALS; AUDITS Without limiting anything contained in this Agreement, Lender shall have the right (a) annually (or more often if any Event of Default shall have occurred) to have the Borrower's Inventory appraised by a qualified appraisal company selected by Lender, and (b) at least one (1) time per calendar year if the average outstanding amount of the Advances is less than $5,000,000 during each calendar quarter, and otherwise, at least four (4) times per year (or more often if any Event of Default shall have occurred) to conduct field audits and audits and examinations of the Books of the Borrower, performed by personnel employed by Lender, with all of such costs, expenses and fees to be paid by Borrower as set forth in this Agreement.

      6.5 RETURNS. Cause returns and allowances, as between Borrower and its Subsidiaries and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower and its Subsidiaries, as they exist at the time of the execution and delivery of this Agreement; provided, that Borrower may, in the exercise of its commercially reasonable business judgment, adjust its usual customary practice to reflect customary trade practices of Persons in its line of business, provided, further that if such adjustments are material, then the Borrower will provide the Lender with prior written notice describing such adjustments in reasonable detail.

      6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

      6.7 TAXES. Cause all material assessments and all federal and state income and other material taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, its Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will and will cause its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower and its Subsidiaries have made such payments or deposits.

      6.8 INSURANCE.

            (a) At Borrower's expense, maintain insurance respecting its and its Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as ordinarily are insured by other Persons engaged in the same or similar businesses. Borrower shall deliver copies of all such policies to Lender with an endorsement naming Lender as the sole loss payee (under a satisfactory lender's loss payable endorsement) or additional insured, as appropriate. The Borrower will use its commercially reasonable efforts to cause each policy of insurance or endorsement to contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

            (b) Borrower shall give Lender prompt notice of any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses claimed under any such insurance policies in excess of $3,000,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to
(i) Borrower's Deposit Account, or (ii) if required by Section 2.4(d), to Lender or at Lender's option to be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

            (c) Borrower will not and will not suffer or permit its Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as an additional insured or loss payee under a lender's loss payable endorsement. Borrower promptly shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

      6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep Borrower's Inventory and Equipment only at the locations identified on Schedule 5.5 and its chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Borrower may amend Schedule 5.5 and Schedule 5.7 so long as such amendment occurs by prompt written notice to Lender, so long as such new location is within the continental United States or Canada or is at such other location within North America in connection with such one time aggregate $11,000,000 Permitted Investment described in clause (i) in the definition of Permitted Investment.

      6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

      6.11 LEASES. Pay when due all rents and other amounts payable under any material leases to which Borrower or any of its Subsidiaries is a party or by which Borrower's or any such Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

      6.12 EXISTENCE. Except as otherwise expressly permitted under Section 7.3, at all times preserve and keep in full force and effect Borrower's and its Subsidiaries' valid existence and good standing and any rights and franchises material to their businesses, except where the failure to be in good standing could reasonably be expected to result in a Material Adverse Change.

      6.13 ENVIRONMENTAL. Keep any property either owned or operated by Borrower or its U.S. Subsidiaries free of any Environmental Liens other than Environmental Liens for which bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens have been posted, (b) comply with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests except where the failure to comply which could not reasonably be expected to result in a Material Adverse Change, (c) promptly notify Lender of any release of a Hazardous Material in any quantity required to be reported to any Governmental Authority under an applicable Environmental Law from or onto property owned or operated by Borrower or its U.S. Subsidiaries which could reasonably be expected to result in a Material Adverse Change, (d) take any Remedial Actions required to abate any release of a Hazardous Material in any quantity required to be reported to any Governmental Authority under an applicable Environmental Law from or onto property or operating by Borrower or its U.S. Subsidiaries, to the extent required by applicable Environmental Law, and (e) promptly, but in any event within 5 days of its receipt thereof, provide Lender with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its U.S. Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Borrower or its U.S. Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order relating to a violation of Environmental Law, in the case of clauses (ii) and (iii), which reasonably could be expected to result in a Material Adverse Change.

      6.14 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Lender if any written information, exhibit, or report furnished to Lender contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or, modifying this Agreement or any of the Schedules hereto.

      6.15 FORMATION OF SUBSIDIARIES. At the time that Borrower forms any direct or indirect U.S. Subsidiary or acquires any direct or indirect U.S. Subsidiary after the Closing Date, Borrower shall (a) cause such new U.S. Subsidiary to provide to Lender a joinder to this Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new U.S. Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens and the terms of the Intercreditor Agreement) in and to the assets of such newly formed or acquired U.S. Subsidiary), (b) provide to Lender a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lender (subject to the terms of the Intercreditor Agreement), and (c) provide to Lender all other documentation, including one or more opinions of counsel reasonably satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). At the time that Borrower forms any first-tier Foreign Subsidiary or acquires any first-tier Foreign Subsidiary after the Closing Date, Borrower shall provide to Lender a pledge agreement and appropriate certificates and powers or financing statements, pledging 65% of the Borrower's beneficial ownership in such new first-tier Foreign Subsidiary, in form and substance satisfactory to the Lender (subject to the terms of the Intercreditor Agreement). Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document

7. NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the Obligations are paid and performed in full (other than contingent indemnification obligations and except as otherwise provided in Section 7.19 hereof), Borrower will not and will not permit any of its Subsidiaries to do any of the following:

      7.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

            (b) Indebtedness evidenced by the Notes, and other Indebtedness set forth on Schedule 5.20,

            (c) Permitted Purchase Money Indebtedness,

            (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), (i) and (j) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions are no less favorable in all respects to such Indebtedness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

            (e) endorsement of instruments or other payment items for deposit,

            (f) Indebtedness composing Permitted Investments,

            (g) Indebtedness of (1) Borrower or any of its U.S. Subsidiaries to the Borrower or its U.S. Subsidiaries so long as such Indebtedness is subject to the Intercompany Subordination Agreement and so long as all such U.S. Subsidiaries are Borrowers hereunder, (2) any Foreign Subsidiary to any other Foreign Subsidiary and (3) Borrower or any of its Foreign Subsidiaries to the Borrower or its Foreign Subsidiaries in an amount not to exceed $5,000,000 in the aggregate at any time outstanding so long as such Indebtedness is subject to the Intercompany Subordination Agreement,

            (h) Hedge Agreements not entered by Borrower or any of its Subsidiaries for speculative purposes,

            (i) Indebtedness incurred in connection with a Permitted Acquisition so long the aggregate amount of such Indebtedness does not exceed $2,000,000 and so long as (1) such Indebtedness is not secured by the Collateral, (2) such Indebtedness is secured solely by the assets acquired in connection with such Permitted Acquisition or (3) such Person subject to such Permitted Acquisition becomes a Borrower hereunder,

            (j) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $2,000,000 outstanding so long as such Indebtedness is not secured by the Collateral and is non-recourse to the Borrower,

            (k) other unsecured Indebtedness from any Person in an aggregate amount not to exceed $500,000 outstanding and

            (l) Indebtedness incurred in connection with the financing of insurance premiums in an aggregate amount not to exceed $2,000,000 outstanding.

      7.2 LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

      7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

            (a) Except as otherwise contemplated by a Permitted Acquisition or any merger or reorganization of the Borrower with and into a U.S. Subsidiary, a U.S. Subsidiary with and into the Borrower or any Foreign Subsidiary with and into the Borrower, subject in all cases to such surviving entity being a party to this Agreement as contemplated by Section 6.15, any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock. Notwithstanding the foregoing, a merger of a Foreign Subsidiary with and into another Foreign Subsidiary shall neither be prohibited by this Agreement nor shall such merger require that such Foreign Subsidiary that survives such merger be a party to this Agreement.

            (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

            (c) Except for Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

            (d) Form any Unrestricted Subsidiary without the prior written consent of the Lender, in which case if the Lender shall permit the formation of such Unrestricted Subsidiary, then such Unrestricted Subsidiary shall not be subject to the provisions set forth in this Agreement and this Agreement shall be amended to reflect the same.

      7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's or its Subsidiaries' assets.

      7.5 CHANGE NAME. Change Borrower's or any of its Subsidiaries' names, organizational identification number, state of organization or organizational identity; provided, however, that Borrower or any of its Subsidiaries may change their names upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower or its Subsidiary provides any financing statements necessary to perfect and continue perfected the Lender's Liens.

      7.6 NATURE OF BUSINESS. Make any change in the principal nature of its or their business, except the Borrower and its Subsidiaries may enter into businesses which are reasonably related to or supportive of their respective business or ancillary or similar thereto]

      7.7 PREPAYMENTS AND AMENDMENTS. Except in connection with a refinancing permitted by Section 7.1(d),

            (a) prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or its Subsidiaries, other than (i) a Net Proceeds Offer (as defined in the Indenture) in an amount equal to 100% of the principal amount of the outstanding

Notes, (ii) a Change of Control Offer (as defined in the Indenture) in an amount equal to 101% of the principal amount of the outstanding Notes, (iii) on and after January 1, 2007, an Excess Cash Flow Offer (as defined in the Indenture) or open market purchases, in each case in an amount not to exceed the estimated Excess Cash Flow Offer Amount (as defined in the Indenture) so long as solely with respect to clause (iii) (A) no Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to such open market purchases or such Excess Cash Flow Offer, (B) if the Borrower uses Advances to pay for such purchases or redemptions, the Borrower shall have not less than $10,000,000 of Availability for the 30 day period immediately before and for the 30 day period immediately after such redemption, (C) if the Borrower uses funds other than Advances to pay for such redemption, the Borrower shall have not less than $5,000,000 of Availability for the 30 day period immediately before and for the 30 day period immediately after giving such redemption, and
(D) the Borrower shall have delivered to the Lender not less than three days prior to making such open market purchase or consummating such Excess Cash Flow Offer, unaudited financial statements of the Borrower and its Subsidiaries setting forth the applicable calculation used to determine the estimated Excess Cash Flow Offer Amount, (iv) the Obligations in accordance with this Agreement, or (v) all or any portion of the 8% Senior Notes so long as no Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to such purchase.

            (b) except to the extent permitted by the Intercreditor Agreement, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness evidenced by the Notes.

      7.8 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      7.9 CONSIGNMENTS. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale in an aggregate amount in excess of $3,000,000.

      7.10 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding, nor, without the prior written consent of Lender, make at any time any distribution (whether in cash, assets or otherwise) to any of the U.S. Subsidiaries.

      7.11 ACCOUNTING METHODS. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm without said accounting firm agreeing to provide Lender information regarding Borrower's and its Subsidiaries' financial condition unless the Borrower replaces such third party accounting firm with a nationally recognized accounting firm.

      7.12 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $20,000.00 at any one time unless Borrower and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Lender's Liens in such Permitted Investments. Subject to the foregoing proviso, Borrower shall not establish or maintain any Deposit Account (other than payroll, petty cash and zero balance accounts with an aggregate amount not to exceed $20,000 at any time outstanding) or Securities Account unless Lender shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

      7.13 TRANSACTIONS WITH AFFILIATES. Except as otherwise expressly permitted herein, directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that (a) are in the ordinary course of Borrower's business, (b) are upon fair and reasonable terms,
(c) are no less favorable to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate, and (d) do not violate Section 7.10 hereof.

      7.14 SUSPENSION. Except as otherwise expressly permitted under Section 7.3, suspend or go out of a substantial portion of its or their business.

      7.15 INTENTIONALLY OMITTED.

      7.16 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, to (i) repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, (ii) effect the early termination of Borrower's capital lease with General Electric Capital Corporation, (iii) purchase approximately $55.8 million aggregate principal amount of the 8% Senior Notes, and (iv) pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents and the Notes, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for the lawful financing of its ongoing working capital and general corporate needs.

      7.17 INTENTIONALLY OMITTED.

      7.18 INDENTURE DOCUMENTS. Amend, restate or modify the Indenture or the Notes in order to increase the principal amount of the indebtedness owing thereunder, without the prior written consent of Lender to the extent required pursuant to the Intercreditor Agreement.

      7.19 FINANCIAL COVENANTS. The requirements of Sections 7.19 (a) and (b) shall be effective only during each period commencing on the first day that the Maximum Revolver Amount is more than 30% funded by Lender hereunder and ending 90 days after 30% or less of the Maximum Revolver Amount is funded by Lender. The requirements of Section 7.19

(c) shall be effective for the four fiscal quarters immediately following the closing of a Permitted Acquisition and for the four fiscal quarters immediately following the closing of a Permitted Investment referred to in clause (i) in the definition of Permitted Investment.

            (a) MINIMUM EBITDA. Fail to maintain or achieve EBITDA, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount                                         Applicable Period
-----------------                                         -----------------
   $14,200,000                                     For the 3 fiscal quarter period
                                                      ending September 30, 2004

   $19,400,000                                     For the 4 fiscal quarter period
                                                       ending December 31, 2004

   $19,400,000                                     For the 4 fiscal quarter period
                                                        ending March 31, 2005

   $19,400,000                                     For the 4 fiscal quarter period
                                                         ending June 30, 2005

   $19,400,000                                     For the 4 fiscal quarter period
                                                      ending September 30, 2005

   $19,400,000                                         For the 4 quarter period
                                                       ending December 31, 2005

   $19,400,000                                     For the 4 fiscal quarter period
                                                        ending March 31, 2006

   $19,400,000                                     For the 4 fiscal quarter period
                                                         ending June 30, 2006

   $19,400,000                                     For the 4 fiscal quarter period
                                                      ending September 30, 2006

   $21,000,000                                     For the 4 fiscal quarter period
                                                ending each fiscal quarter thereafter

            (b) CAPITAL EXPENDITURES. Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period ;provided that with respect to any portion of the Capital Expenditure limitation for any fiscal year that is not fully utilized in such fiscal year, such unused amount may be carried forward to the immediately following Fiscal Year (but to no other succeeding fiscal year) and such carried forward amount shall be deemed to be utilized first:


                                                               fiscal year 2006 and each
fiscal year 2004                 fiscal year 2005              fiscal year thereafter
----------------                 ----------------              ----------------------
   $9,700,000                       $5,500,000                       $6,000,000

            (c) FIXED CHARGE COVERAGE RATIO. Fail to maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, measured on a trailing 12 month basis as of the last day of each fiscal quarter.

8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1 If Borrower fails to pay (i) when due and payable, or when declared due and payable, all or any portion of the principal amount of the Advances or
(ii) within 3 days after due and payable or declared due and payable, all or any portion of interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations, including, without limitation, Obligations arising under Section 2.4);

      8.2 If Borrower or any of its Subsidiaries fails to perform, keep, or observe any term, provision, condition, covenant, or agreement (i) contained in Sections 2.7, 4.2, 4.4, 4.6, 6.3(e), 6.8, 6.12, 6.15 or 7 of this Agreement or
(ii) contained in any other provision of this Agreement or in any of the other Loan Documents and, with respect solely to such provisions referred to in this clause (ii), such default shall continue unremedied for a period of at least fifteen (15) days from the date the failure of performance of non-compliance occurred;

      8.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

      8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

      8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or such Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

      8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

      8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or, except as otherwise expressly permitted by this Agreement, if at all, if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

      8.8 If a judgment or other claim becomes a Lien or encumbrance in an amount in excess of $200,000 upon any material portion of Borrower's or any of its Subsidiaries' assets, unless such judgment or claim is the subject of a Permitted Protest;

      8.9 If there is a default in any material agreement to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder or to terminate such agreement;

      8.10 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

      8.11 If any material misstatement or material misrepresentation exists as of the date when made or deemed made, in any warranty, representation, statement, or Record made to Lender by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

      8.12 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

      8.13 If there is a material breach or default of the Intercreditor Agreement by any party thereto (other than the Lender) and, if such breach or default is capable of being remedied (as determined by Lender in its Permitted Discretion), such breach or default is not remedied within five (5) days of such default;

      8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, which materially and adversely affects any of Lender's rights under any such Loan Document as determined by Lender in its sole and absolute determination, or the validity or enforceability thereof shall be contested by Borrower or its Subsidiaries, or a proceeding shall be commenced by Borrower or its Subsidiaries, or by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries seeking to establish the invalidity or unenforceability thereof, or Borrower or its Subsidiaries, shall deny that Borrower or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or

      8.16 If any breach or default shall occur under or pursuant to the Indenture, the Notes or any of the Collateral Agreements, after expiration of any cure period therein, if any.

9. LENDER'S RIGHTS AND REMEDIES.

      9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

            (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

            (d) Settle or adjust disputes and claims directly with Borrower's Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

            (e) Cause Borrower to hold all of its returned Inventory in trust for Lender and segregate all such Inventory from all other assets of Borrower or in Borrower's possession;

            (f) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the priority of Lender's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

            (g) Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Cash Management Accounts), or
(ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

            (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations (other than contingent indemnification obligations);

            (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

            (j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

            (k) Except in those circumstances where no notice is required under the Code, Lender shall give notice of the disposition of the Borrower Collateral as follows:

                  (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed,
            postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (l) Lender may credit bid and purchase at any public sale;

            (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

            (n) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

            The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender, Lender's obligation to extent credit hereunder shall terminated and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

      9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

            If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, in each case, to the extent required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves against the Borrowing Base or the Maximum Revolver Amount as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, if an Event of Default shall occur and be continuing, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

      11.1 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

      11.2 LENDER'S LIABILITY FOR BORROWER COLLATERAL. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower.

      11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and
(b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

            If to Borrower:         625 Willowbrook Centre Parkway
                                    Willowbrook, IL  60527
                                    ____________________________________
                                    Attn:  President and General Counsel
                                    Fax No.  (630) 455-2152

            with copies to:         Jenner & Block LLP
                                    One IBM Plaza
                                    Chicago, IL  60611
                                    Attn:  Elizabeth Davidson, Esq. and Teri
                                    Lindquist, Esq.
                                    Fax No.  (312) 840-8793 and (312) 923-2932

            If to Lender:           WELLS FARGO FOOTHILL, INC.
                                    One Boston Place, 18th Floor
                                    Boston, Massachusetts  02108
                                    Attn:  Business Finance Manager
                                    Fax No.: 617-523-1697

            with copies to:         Duane Morris LLP
                                    227 West Monroe Street, Suite 3400
                                    Attn:  Kenneth A. Latimer, Esq.
                                    Fax No.  (312) 499-6701

            Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above; provided, that with respect to transmission via (i) telefacsimile, Lender shall have received confirmation of delivery or (ii) electronic mail, Lender shall not have received notice that such transmission was not delivered..

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

            (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

            (c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS

OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1 ASSIGNMENTS AND PARTICIPATIONS.

            (a) Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an assignment and acceptance. Anything contained herein to the contrary notwithstanding, the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

            (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such assignment and acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Section
16.8 of this Agreement.

            (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

            (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

            (e) In connection with any such assignment or participation or proposed assignment or participation, Lender may, subject to the provisions of
Section 16.8, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

            (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with

Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR
Section 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that except as otherwise expressly permitted pursuant to Section 7.3, if at all [to discuss], Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section
14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

      15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16. GENERAL PROVISIONS.

      16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

      16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      16.3 INTERPRETATION; GOVERNMENT REGULATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute, regulation or law.

      16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      16.5 WITHHOLDING TAXES. All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section 16.5, "Taxes" shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrower will furnish to Lender as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

      16.6 COUNTERPARTS; ELECTRONIC EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

      16.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      16.8 CONFIDENTIALITY.

            Lender agrees that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to Lender, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.8, (b) to Subsidiaries and Affiliates of Lender (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.8, (c) as may be required by statute, decision or judicial or administrative order, rule, or regulation, provided that prior to such disclosure as a result of a decision or judicial or administrative order Borrower shall be given notice of such requirement and provided to time to file and objection, (d) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided that prior to such disclosure Borrower shall be given notice or such subpoena or other legal process and provided time to file an objection, (e) as to any such information that is or becomes generally available to the public (other than as a result of disclosure prohibited by this Section 16.8), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 16.8 shall survive for 2 years after the payment in full of the Obligations.

      16.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      16.10 INTERCREDITOR AGREEMENT.

            (a) The Liens granted hereunder in favor of Lender for the benefit of itself and the Bank Product Providers in respect of the Collateral and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement.

            (b) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

            (c) Notwithstanding anything to the contrary herein, any provision hereof that requires any Borrower to (i) deliver any Collateral to Lender or
(ii) provide that the Lender have control over such Collateral may be satisfied by (A) the delivery of such Collateral by such Borrower to the Lender for the benefit of the Lender and the Bank Product Providers and Collateral Agent for the benefit of itself, the Trustee and the Holders (as defined in the Indenture) pursuant to Section 3.03 of the Intercreditor Agreement and (B) providing that the Lender be provided with control with respect to such Collateral of such Borrower for the benefit of the Lender and the Bank Product Providers and Collateral Agent for the benefit of itself, the Trustee and the Holders pursuant to Section 3.03 of the Intercreditor Agreement.

                          [Signature pages to follow.]

            IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed and delivered as of the date first above written.

                                   VISKASE COMPANIES, INC.
                                   a Delaware corporation

                                   By:     /s/ Gordon S. Donovan
                                   Title:  Vice President

                                   WELLS FARGO FOOTHILL, INC.,
                                   a California corporation, as Lender

                                   By:     _____/s/_________________
                                   Title:  Vice President

                                  SCHEDULE D-1

                               DESIGNATED ACCOUNT

Account number _________ of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Agent.

"Designated Account Bank" means LaSalle Bank National Association, whose office is located at 135 S. LaSalle St., Chicago, Illinois, and whose ABA number is
__________

                                  SCHEDULE E-1

                          ELIGIBLE INVENTORY LOCATIONS

625 Willowbrook Centre Parkway
Willowbrook, Illinois 60527 (Du Page County)

280 Shore Drive
Burr Ridge, Illinois 60521 (Du Page County)

106 Blair Bend Drive
Loudon, Tennessee 37774 (Loudon County)

222 East State Highway 198
Osceola, Arkansas 72370-9704 (Mississippi County)

102 East Bailie Street
Kentland, Indiana 47951 (Newton County)

1100 Westlake Parkway
   Atlanta, GA 30336 (Fulton County)

176 Dingens Street
   Buffalo, NY 14206 (Erie County)

3146 South Chestnut
   Fresno, CA 93725 (Fresno County)

3507 West U.S. Highway 24
   Remington, IN 47977 (Jasper County)

1502 Quebec Avenue
   Saskatoon, Saskatchewan S7K 3P4
   Canada

150 Colborne Street East
   Lindsay, Ontario K9V 6K4
   Canada

                                  SCHEDULE I-1

                                   INVESTMENTS

Note with B.T.T. (France) for (euro)804,169 (zero coupon) due 2026.

Promissory Note dated March 20, 2003 in the original principal amount of 4,931,091.74 pounds sterling made by Viskase Europe Limited payable to the order of the Borrower.

                                  SCHEDULE P-1

                                 PERMITTED LIENS

        SECURED PARTY                  JURISDICTION      FILE DATE           FILE NUMBER                        DESCRIPTION
------------------------------    ---------------------  ----------          -----------              ------------------------------
LaSalle Bank                      Delaware
National                                                 07/05/2001          10626403                 Money Market account
Association                                                                                           maintained by Borrower with
                                                                                                      Secured Party

LaSalle Bank National             Pennsylvania           07/05/2001          34130129                 Money Market account
Association                                                                                           maintained by Borrower with
                                                                                                      Secured Party

Buckeye Technologies, Inc.        Pennsylvania           04/08/2002          36100310                 Consignment

Heller Financial Leasing, Inc.    Illinois               05/28/1999          4043043                  Equipment lease

Wells Fargo Financial Leasing,    Illinois               10/21/1999          4111394                  Software equipment lease
Inc.

Wells Fargo Financial Leasing,    Illinois               11/23/1999          41253333                 Computer and software
Inc.                                                                                                  equipment lease

Xerox Corp.                       Illinois               12/13/1999          4131174                  Xerox equipment lease

Kimberly K. Duttlinger            Du Page Circuit Court  03/03/2004          2003L001367              Breach of employment contract
                                  Illinois                                                            claim. Plaintiff requested
                                                                                                      punitive damages of $1
                                                                                                      million, trial costs of
                                                                                                      $50,000 and attorney's fees.

Lift Truck Sales, Service and      Tennessee Dept. of   08/21/2000          300-045148               Truck equipment lease
Rentals                            State

                                  SCHEDULE R-1

                            REAL PROPERTY COLLATERAL

106 Blair Bend Drive
Loudon, Tennessee 37774 (Loudon County)

222 East State Highway 198
Osceola, Arkansas 72370-9704 (Mississippi County)

102 East Bailie Street
Kentland, Indiana 47951 (Newton County)

                                 SCHEDULE 2.7(A)

                              CASH MANAGEMENT BANKS

1. Toronto Dominion Bank

2. LaSalle Bank National Association

                                  SCHEDULE 5.5

                       LOCATION OF INVENTORY AND EQUIPMENT

625 Willowbrook Centre Parkway
Willowbrook, Illinois 60527 (Du Page County)

280 Shore Drive
Burr Ridge, Illinois 60521 (Du Page County)

106 Blair Bend Drive
Loudon, Tennessee 37774 (Loudon County)

222 East State Highway 198
Osceola, Arkansas 72370-9704 (Mississippi County)

102 East Bailie Street
Kentland, Indiana 47951 (Newton County)

1100 Westlake Parkway
Atlanta, GA 30336 (Fulton)

176 Dingens Street
Buffalo, NY 14206 (Erie)

3146 South Chestnut
Fresno, CA 93725 (Fresno)

3507 West U.S. Highway 24
Remington, IN 47977 (Jasper)

1502 Quebec Avenue
Saskatoon, Saskatchewan S7K 3P4
Canada

150 Colborne Street East
Lindsay, Ontario K9V 6K4
Canada

Inland Star Distribution
3146 South Chestnut
Fresno, CA 93745
(Public Warehouse)

Smith Transport
3507 W. U.S. Highway 24
Remington, IN 47977
(Public Warehouse)

Warehouse Basics
1100 Westlake Parkway
Atlanta, GA 30336
(Public Warehouse)

Burnham (Canada) Ltd.
1502 Quebec Avenue
Saskatoon, SK S7K1V7
(Public Warehouse)

Niagara Tying Service
176 Dingens St
Buffalo, NY 14206
(Converter)

Casing Tying Service, Inc.
39 Atlantic Street
Garfield, NJ 07026
(Converter)

Hutchinson Tie Service, Inc.
6514 S. Lavergne Street
Bedford Park, IL 60638
(Converter)

Scotnet
801 William Lane
Reading, PA 19604
(Converter)

Murray's Warehousing
1011 Floral Ln
Davenport, IA 52808
(Customer's Public Warehouse)

Love Box Co.
2500 N. Stadium Blvd, Bldg 4
Columbia, MO 65202
(Customer's Public Warehouse)

Vienna Sausage Mfg. Co.
2501 N. Damen Ave.
Chicago, IL 60647
(Customer)

Cumberland Gap Provision Co.
South 23rd Street
Middlesboro, KY 40965
(Customer)

Dakota Pork Industries
915 East Havens Street
Mitchell, SD 57301
(Customer)

Kunzler & Co. Inc.
648-652 Manor Street
Lancaster, PA 17604
(Customer)

Gwaltney of Smithfield LTD
2175 Elmhurst Lane
Portsmouth, VA 23701
(Customer)

Bar-S-Foods Co.
211 South Locust Street
Clinton, OK 73601
(Customer)

Best Kosher Foods Corp.
3944 S. Morgan Street
Chicago, IL 60609
(Customer)

John Morrell & Company
1400 N. Weber Avenue
Sioux Falls, SD 57117
(Customer)

The Dial Corporation
Route US 61 South
Fort Madison, IA 52627
(Customer)

Hillshire Farms & Kahn's Co.
3241 Spring Grove
Cincinnati, OH 45225
(Customer)

IBP Foods Inc.
2000 Oak Industrial Drive NE
Grand Rapids, MI 49505
(Customer)

St. Joseph Foods
5807 Mitchell Avenue
Saint Joseph, MO 64507
(Customer)

Berks Packing Company, Inc.
319 Bingaman Street
Reading, PA 19610
(Customer)

Conagra Broiler Company
1350 Bloomingdale Road
Queenstown, MD 21658
(Customer)

                                 SCHEDULE 5.7(a)

                             STATES OF ORGANIZATION

            NAME OF ENTITY                                        STATE OF ORGANIZATION
---------------------------------------                           ---------------------
Viskase Companies, Inc.                                           Delaware

Viskase Films, Inc.
(Dormant to be dissolved 2004)                                    Delaware

WSC Corp. d/b/a Wisconsin Steel Company
                                                                  Delaware

Viskase Brasil Embalagens Ltda.                                   Brazil

Viskase Europe Limited                                            United Kingdom

Viskase Canada Inc.                                               Canada

Viskase S.A.S.                                                    France

Viskase GMBH                                                      Germany

Viskase SpA                                                       Italy

Viskase Polska SP.Z0.0                                            Poland

Viskase Holdings Limited                                          United Kingdom

Viskase International Limited                                     United Kingdom
(Dormant to be dissolved by 2005)

Viskase Limited                                                   United Kingdom

Viskase (UK) Limited                                              United Kingdom
(Dormant to be dissolved by 2005)

                                 SCHEDULE 5.7(b)

                             CHIEF EXECUTIVE OFFICE

            NAME OF ENTITY                                                      CHIEF EXECUTIVE OFFICE
---------------------------------------                           --------------------------------------------
                                                                  625 Willowbrook Centre Parkway
Viskase Companies, Inc.                                           Willowbrook, Illinois 60527 (Du Page County)

Viskase Films, Inc.                                               Same as above.
[Dormant]

WSC Corp. d/b/a Wisconsin Steel Company                           Same as above.

Viskase Brasil Embalagens Ltda.                                   Same as above.

Viskase Europe Limited                                            Same as above.

Viskase Canada Inc.                                               Same as above.

Viskase S.A.S.                                                    Same as above.

Viskase GMBH                                                      Same as above.

Viskase SpA                                                       Same as above.

Viskase Polska SP.Z0.0                                            Same as above.

Viskase Holdings Limited                                          Same as above.

Viskase International Limited
[Dormant to be dissolved by 2005]                                 Same as above.

Viskase Limited                                                   Same as above.

Viskase (UK) Limited
[Dormant to be dissolved by 2005]                                 Same as above.

                                 SCHEDULE 5.7(c)

                      ORGANIZATIONAL IDENTIFICATION NUMBERS

              NAME OF ENTITY                                      ORGANIZATIONAL I.D. NUMBER
---------------------------------------                           --------------------------
                                                                  0757401
Viskase Companies, Inc.

Viskase Films, Inc.                                               0838080
[Dormant]

WSC Corp. d/b/a Wisconsin Steel Company                           2065779

Viskase Brasil Embalagens Ltda.                                   Foreign

Viskase Europe Limited                                            Foreign

Viskase Canada Inc.                                               Foreign

Viskase S.A.S.                                                    Foreign

Viskase GMBH                                                      Foreign

Viskase SpA                                                       Foreign

Viskase Polska SP.Z0.0                                            Foreign

Viskase Holdings Limited                                          Foreign

Viskase International Limited
[Dormant to be dissolved by 2005]                                 Foreign

Viskase Limited                                                   Foreign

Viskase (UK) Limited
[Dormant to be dissolved by 2005]                                 Foreign

                                 SCHEDULE 5.7(d)

                             COMMERCIAL TORT CLAIMS

None.

                                SCHEDULE 5.8 (b)

                           CAPITALIZATION OF BORROWER

Viskase Companies, Inc.

Date of Incorporation: 07/21/1970

Authorized Stock: 50,000,000 Common Shares

                  50,000,000 Preferred Stock

Issued Stock: Common-10,670,053

              Preferred-NONE

Par Value: Common-$.01 par value

                                SCHEDULE 5.8 (c)

                    CAPITALIZATION OF BORROWER'S SUBSIDIARIES

                                                                                                 NUMBER & PERCENTAGE OF
   NAME OF                                                         NUMBER OF SHARES                OUTSTANDING SHARES
    ENTITY               JURISDICTION                                 AUTHORIZED                    OWNED BY BORROWER
---------------     ----------------------                   ------------------------------  --------------------------------
Viskase Films,
Inc.                Delaware                                 100                             100
[Dormant]
                                                                                             (100%)
WSC Corp. d/b/a
Wisconsin Steel     Delaware                                 1,000                           1,000
Company                                                                                      (100%)

Viskase Brasil      Brazil                                   33,956,830                      27,335,248
Embalagens Ltda.                                                                             (81%)

Viskase Europe      United Kingdom                           30,000,000                      30,000,000
Limited                                                                                      (100%)

Viskase Canada      Canada                                   Common: Unlimited               20 Common
Inc.                                                         Preferred: Unlimited            (100%)
                                                                                             480,000 Preferred (100%)

Viskase             France                                   429,543                         429,543
S.A.S.                                                                                       (100%)

(owned by Viskase
Europe Limited)

Viskase GMBH        Germany                                  1                               1
(owned by Viskase                                                                            (100%)
S.A.S.)

Viskase SpA         Italy                                    45,000                          45,000
(owned by Viskase                                                                            (100%)
S.A.S.)

Viskase Polska      Poland                                   300                             300
SP.Z0.0                                                                                      (100%)
(owned by Viskase
S.A.S.)

Viskase Holdings    United Kingdom                           1,900,100                       20
Limited                                                                                      (100%)
(owned by Viskase
S.A.S.)

Viskase             United Kingdom                           6,895,895                       6,895,895
International                                                                                (100%)
Limited
(Dormant to be
dissolved by 2005)
(owned by Viskase
Holdings Limited)

Viskase Limited     United Kingdom                           16,895,620                      16,895,620
(owned by Viskase                                                                            (100%)
Holdings Limited)

Viskase (UK)        United Kingdom                           6,308,114                       6,308,114
Limited                                                                                      (100%)
(Dormant to be
dissolved by 2005)
(owned by Viskase
(UK) Limited)

                                  SCHEDULE 5.10

                                   LITIGATION

Style of Lawsuit                      Court                                Nature of Action
----------------         -------------------------------      ------------------------------------------
Tax claim                U.S. Bankruptcy Court (N.D.          Relates to the denial of certain loss
                         Ill.)                                carry-forwards of certain Viskase
                                                              subsidiaries by the Illinois Department of
                                                              Revenue

Tax claim                Department of Revenue of the         Relates to failure of Viskase Canada to
                         Province of Quebec                   collect and remit sales taxes

Employment Claim         Circuit Court of the Eighteenth      Former general counsel alleges she
                         Judicial Circuit, DuPage             terminated her employment for "good cause"
                         County, Illinois                     pursuant to her employment agreement

                                  SCHEDULE 5.13

                                      ERISA

Retirement Program for Employees of Viskase Companies, Inc. provides annual benefits to employees of the Borrower payable upon retirement.

                                  SCHEDULE 5.14

                              ENVIRONMENTAL MATTERS

Loudon, TN
106 Blair Bend Drive
Loudon, Tennessee 37774 (Loudon County)
Casing extrusion facility
103(c) Superfund Notification provided.

Viskase Canada, Inc.
150 Colborne Street East
Lindsay, Ontario K9V 6K4
Canada

Shortly after the acquisition of the Lindsay facility, Viskase Canada commenced a lawsuit in Canada against Union Carbide seeking damages resulting from discovery of ammonium sulphate contamination at the Lindsay facility and Union Carbide's breach of contractual representations and warranties relating to the environmental condition of the facility. In November 2003, the Ontario Ministry of the Environment ("MOE") notified Viskase Canada that it had evidence to suggest that the Lindsay facility was a source of PCB contamination in surrounding areas. Viskase Canada has been working with the MOE in investigating the alleged PCB contamination and developing and implementing, if appropriate, a remedial plan for the Lindsay facility and the affected area. Viskase Canada and others have been advised by the MOE that the MOE expects to issue certain Director's Orders requiring remediation under applicable environmental laws and regulations against Viskase Canada, Dow and others in the next few months. Dow, which has replaced or soon will replace Union Carbide as the defendant in the lawsuit against Union Carbide, has consented to an amendment to the lawsuit, which Viskase Canada will file with the court as soon as the claim can be adequately quantified, that alleges further that any PCB contamination at the Lindsay facility was generated from Union Carbide's prior plastic extrusion business, which was not part of the business Viskase Canada purchased from Union Carbide. Viskase Canada is seeking an order to require Union Carbide to repurchase the Lindsay facility and award Viskase Canada damages in excess of $2 million (Canadian). The Company has reserved $0.75 million (U.S.) for the property remediation. The lawsuit is currently pending and is expected to proceed to trial in 2005.

                                  SCHEDULE 5.16

                              INTELLECTUAL PROPERTY

Patents:

See attached list.

Trademarks and Servicemarks:

See attached list.

Copyrights:

                                          If Foreign
                                         Registration,
Description          Application No.        Country     Issue Dates
-----------          ---------------     -------------  -----------
NONE
-----------          ----------------------------------------------
-----------          ----------------------------------------------
-----------          ----------------------------------------------

License Agreement:

Nucel(R) Agreement, a license to use certain casing manufacturing technology from Courtaulds Fibres (Holdings) Limited. Technology not currently being used by Viskase.

                                  SCHEDULE 5.18

                     DEPOSIT ACCOUNTS AND SECURITY ACCOUNTS

Type of                                        Account
Account              Name of Institution        Number           Branch Address                        Description of Account
-------              ---------------------     -------  -----------------------------------   --------------------------------------
A                    LaSalle Bank N.A.                  135 S. LaSalle St.                    Master Sweep Account
                                                        Chicago, Illinois

A                    LaSalle Bank N.A.                  135 S. LaSalle St.                    Controlled Disbursement Account
                                                        Chicago, Illinois

A                    LaSalle Bank N.A.                  135 S. LaSalle St.                    Overnight Investment Account linked to
                                                        Chicago, Illinois                     Master Sweep Account

A                    LaSalle Bank N.A.                  135 S. LaSalle St.                    Restricted Cash - LC
                                                        Chicago, Illinois

A                    Wells Fargo Bank                   Sixth & Marquette                     Restricted Cash
                                                        Minneapolis, MN 55479

B                    First Central Bank                 Knoxville, TN                         Operating Account

B                    Union Planters Bank                303 West Hale Street                  Operating Account
                                                        Osceola, AR 72370

B                    Kentland Bank                      111 North Fourth Street               Operating Account
                                                        Kentland, IN 47951

B                    LaSalle Bank N.A.                  135 S. LaSalle St.                    Domestic Lockbox Deposit Account
                                                        Chicago, Illinois 60603

A                    Toronto Dominion Bank              55 King St. W., Toronto ON  M5K 1A2   General

A = Primary checking account/operating account

B = Petty cash, payroll or zero-balance account

                                  SCHEDULE 5.20

                             PERMITTED INDEBTEDNESS

Note with B.T.T. (France) for (euro)804,169 (zero coupon) due 2026.

Promissory Note dated March 20, 2003 in the original principal amount of 4,931,091.74 pounds sterling made by Viskase Europe Limited payable to the order of the Borrower.

Letter of credit, #S532438 for $11,749,595.25, for the benefit of U.S. Bank N.A. for the GECC rent payment (to be terminated at closing).

Letter of credit, #S532424 for $901,995.00, for the benefit of Reliance Insurance for workers' compensation insurance.

Letter of credit, #S532031 for $500,000.00, for the benefit of Hartford Insurance for workers' compensation insurance.

Letter of credit, #S535769 for $500,000.00, for the benefit of Hartford Insurance for workers' compensation insurance.